Exhibit 23(j)(i) under Form N-1A
                                            Exhibit 23 under Item 601/Reg. S-K






                        Independent Auditors' Consent



   The Board of Trustees
   Huntington Funds:


   We consent to use of our report dated February 19, 2003 for the Huntington Funds - Huntington Money Market Fund, Huntington Ohio Municipal Money Market Fund, Huntington Florida Tax-Free Money Fund, Huntington U.S. Treasury Money Market Fund, Huntington Growth Fund,
   Huntington  Rotating  Index Fund,  Huntington  Dividend  Capture  Fund,
   Huntington International Equity Fund, Huntington Mid Corp America Fund, Huntington New Economy Fund, Huntington Situs Small Cap Fund, Huntington Mortgage Securities Fund, Huntington Ohio Tax-Free Fund, Huntington Michigan Tax-Free Fund, Huntington Fixed Income Securities Fund, Huntington Intermediate Government Income Fund, and Huntington Short/Intermediate Fixed Income Securities Fund, incorporated by reference herein and to the references to our firm under the captions "Financial Highlights" in the prospectuses and "Who Manages and Provides Services to the Funds - Independent Auditors" and "Financial Statements" in the Statement of Additional Information included herein.

   /s/ KPMG LLP

   Columbus, Ohio
   April 28, 2003